Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Legg Mason Partners Fundamental Value Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated November 27, 2006, for Legg Mason Partners Fundamental Value Fund, Inc. (formerly Smith Barney Fundamental Value Fund Inc.), as of September 30, 2006 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

New York, New York

January 26, 2007